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                                                                    EXHIBIT 10.1


                             DISTRIBUTOR AGREEMENT
         Dated as of this __  day of ______ 1997 (the "Effective Date")

BETWEEN:         ADVANCED GAMING TECHNOLOGY, INC.
                 PO Box 11610
                 Suite 2482-650 West Georgia Street
                 Vancouver, BC, Canada V6B 4N9,
                                                      hereinafter referred to as
         "AGT",

AND:             BINGO TECHNOLOGIES CORPORATION
                 295 Highway 50, Suite 20
                 PO Box 3256
                 Stateline, Nevada,
                                                      hereinafter referred to as
         "BTC",

WHEREAS:

         A. AGT has a family of interactive electronic gaming devices which it produces and markets and AGT desires to appoint a sales agent to act on its behalf in the distribution of its MAXPlus/TurboMAX Bingo Systems; and

         B. BTC has an electronic bingo marketing department, and BTC has held itself out to AGT as competent, with knowledge and experience in the marketing of electronic bingo products in the United States and desires to act as a sales agent for AGT in the distribution of the MAXPlus/TurboMAX Bingo Systems in those locations which are currently BTC customers and such other locations as BTC and AGT may agree; and

         C. AGT has agreed to appoint BTC, and BTC has agreed to accept such appointment, on the terms and subject to the conditions set forth below, to act as a sales agent for AGT in the distribution of MAXPlus/TurboMAX Bingo Systems.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereinafter set out, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.0      APPOINTMENT OF BTC

         1.1 Subject to the terms and conditions of this Agreement, AGT hereby appoints BTC as its sales agent in connection with the marketing and distribution of MAXPlus/TurboMAX Bingo Systems (the "Products") in halls now using products sold by BTC or its affiliate, Bingo Card Minder Corporation ("BCM"), that are not serviced by an existing exclusive distributor appointed by AGT, and such other halls on which AGT and BTC may agree in writing from time to time, and BTC agrees to act in that capacity; provided that, if any hall that now uses products manufactured and sold by BTC or BCM is so serviced by an existing exclusive distributor appointed by AGT, AGT shall use commercially reasonable efforts to induce such exclusive distributor to amend its agreement with AGT so as to permit BTC to market and distribute Products to such hall.

         1.2 For each installation of a Product at a customer initially identified by BTC or that BTC otherwise is responsible for securing for AGT (a "Customer"), AGT shall pay to BTC, in consideration of services provided herein, a commission equal to twenty-five percent (25%) of the gross revenues received by AGT from such Customer in connection with such installed Product (the "Commission").

2.0      WARRANTIES AND COVENANTS OF BTC

         2.1 BTC will provide the first line of support for the Products consisting of, at a minimum, providing advice and assistance to Customers in connection with their use of Products and using commercially reasonable efforts to assist Customers in diagnosing and remedying problems in the use and operation of the Products. BTC will use reasonable commercial efforts to provide sufficient service technicians to perform such support of the Products in accordance with the foregoing. Any problems in the use or operation of Products that are not readily resolvable by BTC's trained staff shall be referred to AGT for resolution.

         2.2 BTC will stock such spare parts as AGT may supply BTC from time to time at AGT's sole cost and expense, and BTC will, on a monthly basis, provide AGT an accounting of all such parts.

         2.3 BTC will be responsible for compiling and completing, and providing to AGT promptly upon request, but in no event in more time than is necessary to permit filing thereof as required by applicable law and as described in such request, any and all required gaming commission monthly reports relating to the Products leased by AGT to Customers as a result of BTC's efforts hereunder and any other filings or required regulatory reports relating to such Products.

         2.4 BTC agrees that, with respect to all matters relating to this Agreement, BTC shall be deemed to be an independent contractor and shall bear all of its own expenses in connection with this Agreement. BTC shall have no authority, whether express or implied, to assume or create any obligation on behalf of AGT, nor shall BTC issue or cause to be issued any quotations or draft any letters or documents over the name of AGT.

         2.5 AGT will train the personnel of BTC involved with the sale of Products. BTC also will make such personnel available for training with respect to upgrades in or to the Products released by AGT after the Effective Date. BTC, upon completion of such training by AGT, will be responsible for providing any required training for each Customer for which BTC is responsible.

         2.6 BTC will use reasonable efforts to work closely with charities and their advertising and promotion agents to ensure aggressive promotion of the Products and will provide to Customers promotional material relating to the Products that will be supplied by AGT to BTC, at twenty-five percent (25%) of AGT's direct, out-of-pocket cost. In the event BTC elects to develop promotional material, then such material must have prior written approval from AGT.

         2.7 BTC will be solely responsible for all billing and collections from all Customers and will remit to AGT all monies with deduction of Commissions due in respect thereof by wire transfer as set out in Schedule A. BTC also agrees to provide AGT copies of all weekly usage reports. All payments made by Customers to BTC, net of the Commission owing to BTC in respect thereof, shall be held in a segregated account in which BTC will not commingle any of its own funds.

         2.8 BTC hereby agrees to uphold highest standards of integrity in its
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representation of AGT, and conform to all rules and regulations of the gaming commission and any and all laws.

         2.9 BTC hereby agrees to structure the AllTrak system with AGT programs, thereby allowing AGT any benefits that may be derived from the AllTrak system, for Products placed by BTC with Commissions paid to BTC.

         2.10    BTC represents and warrants to AGT that

                 (i) it is a corporation duly organized, validly existing and in good standing under the laws of Nevada;

                 (ii) BTC has the corporate power to enter into and carry out its obligations under this Agreement;

                 (iii) this Agreement has been duly authorized by BTC and, when executed, this Agreement will be a valid and binding obligation of BTC; and

                 (iv) Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereunder will violate or constitute a default under any agreement or instrument to which BTC is a party.

3.0      WARRANTIES AND COVENANTS OF BTC

         3.1     AGT represents and warrants to BTC as follows:

                 (i) AGT is a corporation duly organized, validly existing and in good standing under the laws of Wyoming. AGT has the corporate power to enter into and carry out its obligations under this Agreement;

                 (ii) this Agreement has been duly authorized by AGT and, when executed, this Agreement will be a valid and binding obligation of AGT; and

                 (iii) Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereunder will violate or constitute a default under any agreement or instrument to which AGT is a party or by which its right, title and interest in the Products may be affected.

         3.2 The Products shall be leased by AGT directly to Customers, identified by BTC, in accordance with a standard lease agreement in the form attached hereto as Schedule B (the "Lease Agreement"), and the Pricing for Lease Agreement or Lease to Purchase, attached hereto as Schedule C, as each may be modified from time to time. Any change in the lease rates of the Products shall not affect leases negotiated by BTC that were accepted by AGT before the price change was communicated or put into effect, unless mutually acceptable by AGT and BTC.
         Subject to BTC's obligations to AGT to provide first level support to Customers on AGT's behalf, AGT shall be solely responsible for performing all of AGT's duties and obligations to Customers under the Lease Agreement (or any other duties or obligations of AGT not assumed by BTC hereunder) and AGT agrees to defend, indemnify and save harmless BTC, its agents, officers, directors, employees, shareholders, successors and assigns, and each of them, from and against any and all claims, actions and suits, whether groundless or otherwise, brought by or on behalf of any Customer relating in any way to the Products or this Agreement, other than for claims, actions or suits arising as a result of the bad faith or gross negligence of BTC, its agents, officers, directors, employees, shareholders, successors and assigns, and from and against any and all liabilities,

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         judgments, losses, damages, costs, charges, attorneys' fees, and other expenses of every nature and character by reason of any such claims, actions and suits.

         3.3 AGT warrants that the distribution and sale of Products, as provided for in this Agreement, shall not violate or infringe any trademarks, patents, trade secrets and/or copyrights held by third parties and AGT agrees to defend, indemnify and save harmless BTC, its agents, sub-distributors, officers, directors, employees, shareholders, successors and assigns, and each of them, from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, judgments, losses, damages, costs, charges, attorneys' fees, and other expenses of every nature and character by reason of any such claims, actions and suits.

         3.4 AGT hereby agrees to install fixed base units in a timely manner not exceeding twenty-one (21) days after date of receipt of all information required, including but not limited to programming, hall layout, electrical, etc. A complete Install Information Package will be supplied for each order by BTC to AGT.

         3.5 AGT hereby agrees to ship to each Customer's facility, at AGT's own expense, Products.

4.0      [Intentionally Omitted]

5.0      TRAINING

         5.1 BTC and AGT hereby agree that training of any employees of BTC by AGT will be at AGT's Distribution Centre, which is currently located in Denver, Colorado. AGT will not be responsible for any costs incurred by BTC in connection with the training of BTC employees. BTC will not be responsible for any amounts paid by AGT in connection with the training of BTC employees.

6.0      MAXPlus/TurboMAX PRICING

         6.1 AGT will provide to BTC a price list for the Products which, at BTC's option, may be altered by BTC by up to ten (10%) percent of the applicable price shown thereon without receiving prior written approval from AGT. However, in the event BTC offers a price lower than ten (10%) percent of any price set out in the price list, then prior written approval must be obtained from AGT.

7.0      CONFIDENTIALITY; INTELLECTUAL PROPERTY

         7.1 Confidential Information (as defined below) disclosed by a party to the other party shall not be used, disclosed or copied by such other party except as reasonably necessary in connection with the performance of any obligations or the exercise of any rights hereunder, any such disclosure to be made on terms and conditions reasonably necessary to ensure the continued confidentiality of the disclosed Confidential Information. Each party shall take reasonable care to prevent the unauthorized use, dissemination or publication of the Confidential Information belonging to the other party, provided, without limitation to the foregoing, no Confidential Information shall be disclosed to any third party which has not executed and delivered a confidentiality agreement pursuant to which such third party agrees to maintain the confidentiality of Confidential Information disclosed to such third party on substantially the same terms and conditions as this Section 7.1, such confidentiality agreement to be for the benefit of, and a copy of such confidentiality agreement shall be immediately provided to, the party whose
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          Confidential Information is to be disclosed to such third party.
          Confidential Information does not include information which: (i) is known by the receiving party prior to disclosure hereunder (other than by reason of disclosure by a third party that, in so disclosing such information, breached an obligation of confidentiality owing to the disclosing party), as evidenced by the books and records of the receiving party existing at the time of disclosure by the disclosing party; (ii) is or becomes in the public domain other than through a breach of this Agreement; or any other agreement or obligation between the parties hereto; (iii) is disclosed to the receiving party by a third party (other than by reason of disclosure by a third party that, in so disclosing such information, breached an obligation of confidentiality owing to the disclosing party); or (iv) is independently developed by the receiving party, as evidenced by the books and records of the receiving party. Neither party shall be liable for disclosure of any Confidential Information when such disclosure is required by law provided that the disclosing party shall provide prompt notice to the disclosing party, where possible prior to the disclosure and shall cooperate with the disclosing party in an effort to minimize the scope of the information to be disclosed. For the purposes hereof, "Confidential Information" shall mean any information, in whatever form provided, disclosed by a party to the other party that relates to such party's business, finances, operations, strategic planning, research and development activities, forecasts, products, investments, data, know-how or other technology, as well as any other materials and information which, from the circumstances in which they are made available to the other party ought, in good faith, to be treated as confidential or proprietary (including, without limitation, by designation by the disclosing party to the receiving party that such disclosed information is confidential information). Anything to the contrary appearing in this Agreement notwithstanding, (i) this Agreement shall not be construed to amend or otherwise modify any confidentiality agreement or confidentiality obligation existing between the parties hereto on the Effective Date, and (ii) without limitation to any other restriction on the use of Confidential Information, in no event and at no time shall either party hereto use any Confidential Information of the other party in a manner adverse to the interests of such other party.

          7.2 BTC hereby acknowledges AGT's exclusive right, title and interest in and to the trademarks and tradenames set forth on Schedule D hereto (the "Trademarks") and to the copyrights (the "Copyrights") in any software embodied in the Products, to the extent such software constitutes an original work of authorship for which copyright protection is available there under applicable law. BTC further acknowledges that BTC shall not acquire any ownership or other interest in the Trademarks, the Copyrights or any patents owned by AGT (the "Patents") by reason of the rights granted by AGT hereunder or any action taken by or behalf of BTC in connection with BTC's performance hereunder.

          7.3 BTC acknowledges that AGT claims a copyright in any and all written material and/or packaging to which AGT has filed a claim for copyright protection. Additionally, BTC recognizes AGT's exclusive right to seek copyright protection for and/or the restoration of copyright of any translation of any and all product literature, promotional or descriptive material furnished by AGT to BTC for which copyright protection is available under applicable law and of which AGT is the author or the author's rights in which have been assigned to AGT.

         7.4 BTC acknowledges that AGT has represented to BTC that AGT holds valid patents that cover the Products.

         7.5 AGT hereby authorizes BTC to use the T trademarks in connection with the marketing of the Products under this Agreement. BTC agrees that, when referring to the Trademarks, Patents and Copyrights, it will comply with any and all applicable federal, state and local law and regulations pertaining thereto. BTC further agrees that it will use its best efforts to comply with all applicable marketing requirements pertaining to the Trademarks, Copyrights or Patents of which it receives written notice from AGT. BTC shall provide reasonable notice to AGT in the event it cannot market the Products in compliance with the marketing requirements. BTC further agrees that it shall not, by use of any apparent authority of BTC hereunder which may reasonably be expected to create any defense of estoppel, "unclean hands" or other defense, impair or take, or cause to be taken, any action which may be reasonably be expected to tend to impair, any right, title or interest of AGT in or to any Copyright, Patent or Trademark.

         7.6 BTC shall promptly notify AGT, in writing, of any and all infringements, imitations, illegal use or misuse of the Trademarks, Patents and/or Copyrights which shall come to BTC's attention. BTC further agrees that it shall not, at any time, take any action in and before any courts, administrative agencies, or other such tribunals, or otherwise attempt to prevent the infringement, imitation, illegal use or misuse of the Trademarks, Patents and/or Copyrights. BTC understands that such action falls wholly within the authority of AGT as the sole owner of the Trademarks, Patents and Copyrights.

         7.7 Each party agrees that at no time during the term of this Agreement nor at any time after this Agreement's expiration or termination shall such party adopt, register or use in any manner whatsoever, without the other party's prior written consent, any word, symbol or combination thereof which is confusingly similar to the other party's trademarks, nor shall such party, in any manner whatsoever, infringe the patents and/or violate the copyrights that are owned by the other party.

8.0      TERM AND TERMINATION

         8.1 This Agreement is effective and binding as of the Effective Date, and its term shall extend for twelve (12) months and, thereafter, for consecutive additional periods of twelve (12) months each, unless terminated earlier pursuant to Section 8.2 or either party shall notify the other in writing of its desire to discontinue this Agreement not later than ninety (90) days prior to the end of the applicable term.

         8.2 This Agreement shall be terminable or shall terminate, as the case may be, prior to the expiration of the term hereof if and when any of the following events occur:

                 (a) either party materially breaches this Agreement and the non-breaching party provides written notice of termination to the breaching
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                 party; provided, however, that this agreement will not
                 terminate if the breach is cured within the minimum period of time necessary to cure the breach (assuming the breaching party uses its best efforts), but in no event in more than thirty
                 (30) days after the delivery of written notice by the non-breaching party.

                 (b) This Agreement shall be terminated automatically upon either party's cessation of business, election to dissolve, dissolution, insolvency, failure in business, commission of an act of bankruptcy, general assignment for the benefit of creditors, or filing of any petition bankruptcy a for relief under the provisions of the bankruptcy laws.

                 (c) AGT may terminate this Agreement if (i) BTC challenges the validity of the Trademarks, Copyrights or Patents or otherwise takes any action, the purpose or effect of which is in or to any way to impair AGT's right, title and interest in any of the Trademarks, the Copyrights or the Patents; (ii) BTC fails to comply with all applicable marketing requirements pertaining to the Trademarks, Copyrights or Patents of which it receives written notice from AGT; or (iii) BTC shall at any time market one or more additional products or technologies which are similar to any Product or the technology contained therein (including, without limitation, by becoming a distributor, agent, broker or the like of any third party.

                 (d) In the event this Agreement is terminated or becomes null and void, for any reason, BTC will continue to receive Commissions for as long as the Customer continues to use the Product leased by the Customer as a result of BTC's efforts. This provision shall survive the termination of this Agreement.

9.0      OTHER PRODUCTS

         AGT acknowledges that BTC may in the future develop or acquire from third parties additional products or technologies that may be similar to the Products and the technology contained therein. Nothing in this Agreement shall be construed as a presentation or promise that BTC will not continue to market or to develop or have developed products or technologies that compete with the Products or are similar thereto and, BTC shall not be restricted in any way from, without use of AGT's intellectual property, independently developing any products or intellectual property rights and no rights to any such independently developed products or intellectual property rights are transferred pursuant thereto.

10.0     TIME

         10.1    Time is of the essence.

11.0     ENTIRE AGREEMENT

         11.1 This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous written or oral negotiations and agreements between them regarding the subject matter hereof. This Agreement may only be amended in writing signed by each of the parties.

12.0     NOTICE

         12.1 All notices given pursuant to this Agreement must be in writing at the address set forth below and shall be deemed to have been duly given when personally delivered, or when mailed by certified mail, return receipt requested, postage prepaid, to the addresses of the parties hereto as follows. Any party hereto may, by notice so given, change its address for any future notices:

         If to AGT:      PO Box 11610
                              Suite 2480 - 650 West Georgia Street
                              Vancouver, BC, Canada V6B 4N9
                              Attention: Robert C. Silzer, Sr., Chairman, CEO with a copy to: Firoz Lakhani, President, COO

         If to BTC:      295 Highway 50, Suite 20
                              PO Box 3256
                              Stateline Nevada 59449

13.0 If any provision of this Agreement is determined to be invalid or unenforceable, the provision shall be deemed to be severable from the remainder of this Agreement and shall not cause the invalidity or unenforceability of the remainder of this Agreement.

14.0 Neither party may not transfer or assign this Agreement or any part thereof to any person other than a wholly-owned subsidiary of the assignor without the other party's prior written approval. This Agreement shall be binding upon and shall inure to the benefit of AGT's and its permitted assignees, and shall be binding upon and inure to the benefit of BTC and its permitted assignees.

15.0 Pursuant to the Federal Arbitration Act, any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration conducted in the State of Nevada in accordance with the rules and regulations of the American Arbitration Association and judgment upon any award rendered in such arbitration may be entered in any court having jurisdiction thereof. Either party requesting arbitration under this Agreement shall make a demand therefor on the other party by registered mail.

16.0     This Agreement shall be governed by the laws of the State of Nevada.

IT WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and day first above written.

ADVANCED GAMING TECHNOLOGY, INC.             BINGO TECHNOLOGY CORPORATION

By:                                          By:
   ---------------------------------            --------------------------------
      Authorized Signatory                        Authorized Signatory

                                  SCHEDULE "A"
                          To the Distributor Agreement
                              entered into between
      Bingo Technologies Corporation and Advanced Gaming Technology, Inc.
                              the ___ day of 1997.

                           WIRE TRANSFER INSTRUCTIONS

                      BANK:    The Toronto Dominion, Bank

         Address:         Toronto Dominion Tower
                          700 West Georgia Street
                          Pacific Centre
                          Vancouver, BC, Canada V7y1A2
         Transit No.:     94000 004
         Account:         0902 7301 390
         Currency:        US Dollar
         Contact:         Helga(604.654.3484)
         Account Name:        Advanced Gaming Technology, Inc.

                                  SCHEDULE "B"
                          To the Distributor Agreement
                              entered into between
       Bingo Technologies Corporation and Advanced Gaming Technology, Inc.
                              the   day of, 1997.

                            STANDARD LEASE AGREEMENT
                                  SCHEDULE "C"
                          To the Distributor Agreement
                              entered into between
       Bingo Technologies Corporation and Advanced Gaming Technology Inc.
                              the   day of, 1997.

                                   PRICE LIST
                                  SCHEDULE "D"
                          To the Distributor Agreement
                              entered into between
       Bingo Technologies Corporation and Advanced Gaming Technology Inc.
                              the   day of, 1997.

                           TRADEMARKS AND TRADENAMES
approval. This Agreement shall be binding upon and shall inure to the benefit of AGT's and its permitted assignees, and shall be binding upon and inure to the benefit of BTC and its permitted assignees.

15.0 Pursuant to the Federal Arbitration Act, any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration conducted in the State of Nevada in accordance with the rules and regulations of the American Arbitration Association and judgment upon any award rendered in such arbitration may be entered in any court having jurisdiction thereof. Either party requesting arbitration under this Agreement shall make a demand therefor on the other party by registered mail.

16.0   This Agreement shall be governed by the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and day first above written.


ADVANCED GAMING TECHNOLOGY, INC.       BINGO TECHNOLOGIES CORPORATION


By:  /s/ BOB MAKAY                     By:  [SIG]
   ----------------------------           ---------------------------
      Authorized Signatory                  Authorized Signatory





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